Exhibit 99.1

Dendrite Reports Solid Third Quarter Revenue and Earnings Growth

•      GAAP EPS of $0.18 grows 53% from prior year

•      Adjusted EPS of $0.20 up 29% from prior year

•      Adjusted Operating Margin climbs to 13.8% of sales; GAAP Operating Margin at 12.6%

Bedminster, N.J., October 21, 2004  - Dendrite International, Inc. (NASDAQ: DRTE) today announced solid earnings growth, reporting third quarter 2004 GAAP diluted earnings of $0.18 per share, up 53% compared to GAAP diluted earnings of $0.12 per share for the third quarter of 2003.

Excluding approximately $1.2 million this quarter of non-cash amortization expense pertaining to acquisition-related intangible assets, third quarter 2004 adjusted earnings were $0.20 per diluted share, an improvement of 29% from an adjusted $0.15 per diluted share reported in the same period of the prior year.

THIRD QUARTER RESULTS

Revenues for the quarter were $99.4 million, an increase of 7% from the same period of the prior year.

International operations reported 44% growth.  This growth included revenues from a global software and services agreement with one of the world’s leading pharmaceutical companies that was signed in September.  “We are very pleased that, even with the exclusion of approximately $5-6 million of acquisition revenue and approximately $2 million of foreign currency favorability, our foreign operations still exhibited mid-teen revenue growth when compared to the third quarter of 2003,” stated Senior VP and CFO Kathy Donovan.

Strong performance in the Company’s foreign operations was offset by a decline in domestic revenues.  Year over year comparisons were challenging in the US due to one-time roll-outs in the third quarter of 2003 that the Company has previously discussed. This effect was compounded by delays in two large projects and a general slowness in decision-making among some larger US

1405/1425 ROUTE 206 SOUTH • BEDMINSTER, NJ • 07921 P: 908.443.2000 • F: 908.443.2100

customers.  US emerging market customers, however, continued to show strength, delivering approximately 20% growth year-to-date.

“We are very pleased with the significant events that took place in the quarter,” stated Chairman and CEO John Bailye.  “We had one of our strongest license fee revenue quarters in nearly two years, even as we witnessed a move in Europe towards our software rental model. The multi-country global agreement is a very significant new business acquisition for us.”

As a percentage of revenues, both GAAP and adjusted operating margins improved approximately one percentage point sequentially.  GAAP operating margins grew from 11.6% in the second quarter to 12.6% in the third quarter.  Adjusted operating margins climbed to 13.8% in the third quarter versus 12.8% in the second quarter.  Adjusted operating margins for the quarter exclude approximately $1.2 million of non-cash amortization expense pertaining to acquisition-related intangible assets.  Additional detail on acquisition-related intangible asset amortization expense can be found on table 7 of the accompanying financial tables.

“Operating margin expansion has been one of our key financial goals for 2004.  We are very pleased that in each quarter of this year, we have been able to execute and deliver sequential operating margin growth, driving adjusted operating margins up from 11.0% in the first quarter to 13.8% this quarter,” stated Senior VP and CFO Kathy Donovan.

A reconciliation of adjusted actual results to GAAP amounts can be found on the financial tables attached to this press release.  In addition, the Company noted that quarterly 2003-2004 GAAP and adjusted income statements in its new format can be found on its website at www.dendrite.com in the Investors’ Highlights Section. A description of some of the format changes will also be discussed during the Company's earnings call.

KEY OPERATING STATISTICS

Dendrite added approximately $5 million to its cash balance, ending the third quarter of 2004 with $46.1 million in cash and cash equivalents.  Cash from operations continued to be strong, with the Company reporting $12.0 million of cash from operations in the third quarter, including approximately $1.1 million

2

of payments related to acquisition liabilities. Accounts receivable days sales outstanding (DSO) was 63 days, in line with the Company’s current target range of 60-63 days.

RECENT HIGHLIGHTS

Dendrite reported success in many aspects of its business. Highlights included:

•      Adding or upgrading almost 5,000 users on Dendrite’s software systems including its flagship sales force automation application, WebForce™.

•      Signing more than 45 new agreements, not only in its sales automation offerings, but across the Dendrite suite of solutions, with customers in North America, Europe, Latin America and Asia/Pacific, including continued adoption of Dendrite’s analytics solutions driven by longitudinal prescription data.

•      Launching the pharmaceutical industry’s first dedicated sales force automation solution designed to take advantage of Microsoft’s Tablet operating system.

•      Launching Dendrite's First Source Integrated MarketingSM solution designed for coordinated, targeted marketing campaign planning, execution and measurement.

OUTLOOK

The Company provided its customary six-month rolling outlook. “We currently believe that the combined revenue for the fourth quarter of 2004 and first quarter of 2005 will be in the range of approximately $210-$220 million,” said Ms. Donovan.  Based on achieving this targeted revenue, we would anticipate delivering GAAP earnings in the range of $0.36 to $0.40 per diluted share over the next six months.  Excluding approximately $0.04 of projected non-cash amortization expense pertaining to acquisition-related intangible assets, we would expect adjusted earnings to be in the range of $0.40 to $0.44 per diluted share for that same period.”

This outlook is based on our current expectations and assumptions and constitutes “forward-looking information.”  The Company can give no assurance that such expectations and assumptions will prove to be correct.  The Company does not intend to update such outlook to reflect actual results or changes in expectations or assumptions during the period other than in connection with regularly scheduled earnings releases.

To participate in our earnings call webcast on October 21, 2004 at 5 p.m. EDT, or to obtain replay information, please visit the Investors' Highlights Section of our website at www.dendrite.com.

3

ABOUT DENDRITE

Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients. For more information, visit www.dendrite.com.

Investor Relations
Christine Croft
908-541-5865
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; risks associated with foreign currency fluctuations as they affect our non-U.S. operations;  increased competition; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; acquisitions, including the success of the acquisition of Synavant and other acquisitions and the risks associated with the integration of acquisitions; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors;  less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements.

4

TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2004	%	2003	%	Change	2004	%	2003 (1)%		Change

Revenues:

Services & Technology:

Sales support	$71,629	72.0%	$71,593	77.1%	0%	$214,673	72.9%	$187,723	84.5%	14%
Marketing support	23,834	24.0%	18,122	19.5%	32%	67,847	23.0%	30,280	13.6%	124%

Shipping	3,965	4.0%	3,147	3.4%	26%	11,879	4.0%	4,097	1.8%	190%
Total revenues	99,428	100.0%	92,862	100.0%	7%	294,399	100.0%	222,100	100.0%	33%

Operating Costs & Expenses:
Operating costs (including shipping)	51,578	51.9%	46,688	50.3%	10%	151,807	51.6%	110,839	49.9%	37%
Selling, general and administrative	32,832	33.0%	33,780	36.4%	-3%	98,923	33.6%	74,535	33.6%	33%
Research and development	1,673	1.7%	2,863	3.1%	-42%	7,417	2.5%	8,775	4.0%	-15%
Amortization of acquired intangible assets	1,214	1.2%	1,251	1.3%	-3%	3,467	1.2%	2,168	1.0%	60%
Other operating (income)	(368)	-0.4%	—	0.0%	NM	(707)	-0.2%	—	0.0%	NM
Total costs & operating expenses	86,929	87.4%	84,582	91.1%	3%	260,907	88.6%	196,317	88.4%	33%

Operating income	12,499	12.6%	8,280	8.9%	51%	33,492	11.4%	25,783	11.6%	30%

Interest expense (income), net	14	0.0%	(58)	-0.1%	-124%	11	0.0%	(612)	-0.3%	-102%
Other (income) expense, net	(190)	-0.2%	55	0.1%	445%	(251)	-0.1%	21	0.0%	1295%

Income before income taxes	12,675	12.7%	8,283	8.9%	53%	33,732	11.5%	26,374	11.9%	28%

Income taxes	4,880	4.9%	3,314	3.6%	47%	12,987	4.4%	11,158	5.0%	16%

Net income	$7,795	7.8%	$4,969	5.4%	57%	$20,745	7.0%	$15,216	6.9%	36%

Net income per share:
Basic	$0.19		$0.12		52%	$0.50		$0.38		33%
Diluted	$0.18		$0.12		53%	$0.48		$0.37		30%

Shares used in computing net income per share:
Basic	41,620		40,442			41,335		40,225
Diluted	42,939		41,859			42,942		41,090

(1) Includes Synavant’s operating results for the period June 16, 2003 to September 30, 2003.

NM - Not meaningful

TABLE 2

DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30, (1)					Nine Months Ended September 30, (2)
	2004	%	2003	%	Change	2004	%	2003	%	Change

Revenues:

Services & Technology:

Sales support	$71,629	72.0%	$71,593	77.1%	0%	$214,673	72.9%	$187,723	84.5%	14%
Marketing support	23,834	24.0%	18,122	19.5%	32%	67,847	23.0%	30,280	13.6%	124%

Shipping	3,965	4.0%	3,147	3.4%	26%	11,879	4.0%	4,097	1.8%	190%
Total revenues	99,428	100.0%	92,862	100.0%	7%	294,399	100.0%	222,100	100.0%	33%

Operating Costs & Expenses:
Operating costs (including shipping)	51,578	51.9%	46,688	50.3%	10%	151,807	51.6%	110,839	49.9%	37%
Selling, general and administrative	32,832	33.0%	32,560	35.1%	1%	98,923	33.6%	73,221	33.0%	35%
Research and development	1,673	1.7%	2,863	3.1%	-42%	7,417	2.5%	8,775	4.0%	-15%
Other operating (income)	(368)	-0.4%	—	0.0%	NM	(707)	-0.2%	—	0.0%	NM
Total costs & operating expenses	85,715	86.2%	82,111	88.4%	4%	257,440	87.4%	192,835	86.8%	34%

Operating income	13,713	13.8%	10,751	11.6%	28%	36,959	12.6%	29,265	13.2%	26%

Interest expense (income), net	14	0.0%	(58)	-0.1%	-124%	11	0.0%	(612)	-0.3%	-102%
Other (income) expense, net	(190)	-0.2%	55	0.1%	445%	(251)	-0.1%	21	0.0%	1295%

Income before income taxes	13,889	14.0%	10,754	11.6%	29%	37,199	12.6%	29,856	13.4%	25%

Income taxes	5,347	5.4%	4,302	4.6%	24%	14,322	4.9%	11,943	5.4%	20%

Net income	$8,542	8.6%	$6,452	6.9%	32%	$22,877	7.8%	$17,913	8.1%	28%

Net income per share:
Basic	$0.21		$0.16		29%	$0.55		$0.45		24%
Diluted	$0.20		$0.15		29%	$0.53		$0.44		22%

Shares used in computing net income per share:
Basic	41,620		40,442			41,335		40,225
Diluted	42,939		41,859			42942		41,090

Note:

The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1)	See Table 3 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended September 30, 2004 and 2003.
(2)	See Table 4 for the Statement of Operations reconciliation from GAAP to non-GAAP for the nine months ended September 30, 2004 and 2003.

NM - Not meaningful

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30, 2004			Three Months Ended September 30, 2003
	Total Adjusted	Amortization (1)	GAAP	Total Adjusted	Amortization (1)	Other Charges (2)	GAAP

Revenues:

Services & Technology:

Sales support	$71,629	—	$71,629	$71,593	—	—	$71,593
Marketing support	23,834	—	23,834	18,122	—	—	18,122

Shipping	3,965	—	3,965	3,147	—	—	3,147
Total revenues	99,428	—	99,428	92,862	—	—	92,862

Operating Costs & Expenses:
Operating costs (including shipping)	51,578	—	51,578	46,688	—	—	46,688
Selling, general and administrative	32,832		32,832	32,560	—	1,220	33,780
Research and development	1,673	—	1,673	2,863	—	—	2,863
Amortization of acquired intangible assets	—	1,214	1,214	—	1,251	—	1,251
Other operating (income)	(368)	—	(368)	—	—	—	—
Total costs & operating expenses	85,715	1,214	86,929	82,111	1,251	1,220	84,582

Operating income	13,713	(1,214)	12,499	10,751	(1,251)	(1,220)	8,280

Interest expense (income), net	14	—	14	(58)	—	—	(58)
Other (income) expense, net	(190)	—	(190)	55	—	—	55

Income before income taxes	13,889	(1,214)	12,675	10,754	(1,251)	(1,220)	8,283

Income taxes	5,347	467	4,880	4,302	500	488	3,314

Net income	$8,542	$(747)	$7,795	$6,452	$(751)	$(732)	$4,969

Net income per share: (3)
Basic	$0.21	$(0.02)	$0.19	$0.16	$(0.02)	$(0.02)	$0.12
Diluted	$0.20	$(0.02)	$0.18	$0.15	$(0.02)	$(0.02)	$0.12

Shares used in computing net income (loss) per share:
Basic	41,620	41,620	41,620	40,442	40,442	40,442	40,442
Diluted	42,939	42,939	42,939	41,859	41,859	41,859	41,859

(1)   Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)   Includes Dendrite severance and facility closure costs incurred as a result of the acquisition of Synavant along with other integration costs.

(3)   EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 4

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Nine Months Ended September 30, 2004			Nine Months Ended September 30, 2003
	Total Adjusted	Amortization (1)	GAAP	Total Adjusted	Amortization (1)	Other Charges (2)	GAAP

Revenues:

Services & Technology:

Sales support	$214,673	—	$214,673	$187,723	—	—	$187,723
Marketing support	67,847	—	67,847	30,280	—	—	30,280

Shipping	11,879	—	11,879	4,097	—	—	4,097
Total revenues	294,399	—	294,399	222,100	—	—	222,100

Operating Costs & Expenses:
Operating costs (including shipping)	151,807	—	151,807	110,839	—	—	110,839
Selling, general and administrative	98,923	—	98,923	73,221	—	1,314	74,535
Research and development	7,417	—	7,417	8,775	—	—	8,775
Amortization of acquired intangible assets	—	3,467	3,467	—	2,168	—	2,168
Other operating (income)	(707)	—	(707)	—	—	—	—
Total costs & operating expenses	257,440	3,467	260,907	192,835	2,168	1,314	196,317

Operating income	36,959	(3,467)	33,492	29,265	(2,168)	(1,314)	25,783

Interest expense (income), net	11	—	11	(612)	—	—	(612)
Other (income) expense, net	(251)	—	(251)	21	—	—	21

Income before income taxes	37,199	(3,467)	33,732	29,856	(2,168)	(1,314)	26,374

Income taxes	14,322	1,335	12,987	11,943	867	(82)	11,158

Net income	$22,877	$(2,132)	$20,745	$17,913	$(1,301)	$(1,396)	$15,216

Net income per share: (3)
Basic	$0.55	$(0.05)	$0.50	$0.45	$(0.03)	$(0.03)	$0.38
Diluted	$0.53	$(0.05)	$0.48	$0.44	$(0.03)	$(0.03)	$0.37

Shares used in computing net income (loss) per share:
Basic	41,335	41,335	41,335	40,225	40,225	40,225	40,225
Diluted	42,942	42,942	42,942	41,090	41,090	41,090	41,090

(1)   Represents exclusion of acquisition related amortization expense of definite lived intangible assets.  This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)   Includes Dendrite severance and facility closure costs incurred as a result of the acquisition of Synavant along with other integration costs. Income taxes were adjusted $608 due to a foreign tax valuation adjustment in connection with the integration of Synavant.

(3)   EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

(UNAUDITED)

	September 30, 2004	December 31, 2003 (1)
Assets
Current Assets:
Cash and cash equivalents	$46,134	$30,405
Accounts receivable, net	69,589	71,383
Prepaid expenses and other current assets	7,843	7,949
Deferred taxes	4,976	8,844
Income tax receivable	3,045	—
Facility held for sale	—	6,900
Total current assets	131,587	125,481

Property and equipment, net of accumulated amortization of $53,096 and $43,946	42,613	28,140
Other assets	5,851	2,538
Long-term receivable	—	3,157
Goodwill	85,952	70,403
Intangible assets, net	20,067	18,574
Purchased capitalized software, net	1,208	1,666
Capitalized software development costs, net	8,015	6,126
Deferred taxes	6,462	6,372
	$301,755	$262,457

Liabilities and Stockholders’ Equity
Current Liabilities:
Current installments of long-term debt	$422	$—
Accounts payable	9,666	4,990
Income taxes payable	9,502	6,194
Capital lease obligations	1,345	1,033
Accrued compensation and benefits	15,198	16,104
Accrued professional and consulting fees	6,330	7,842
Other accrued expenses	22,808	21,038
Purchase accounting restructuring accrual	3,600	3,203
Deferred revenues	11,512	16,379
Total current liabilities	80,383	76,783

Capital lease obligations	2,651	187
Purchase accounting restructuring accrual	4,452	8,627
Deferred rent	1,295	369
Long-term debt, excluding current installments	1,041	—
Other non-current liabilities	3,546	356

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 43,881,862 and 43,013,428 shares issued: 41,659,162 and 40,790,728 shares outstanding at September 30, 2004 and December 31, 2003, respectively	111,556	100,448
Retained earnings	118,681	97,936
Deferred compensation	(91)	(56)
Accumulated other comprehensive loss	(883)	(1,317)
Less treasury stock, at cost	(20,876)	(20,876)

Total stockholders’ equity	208,387	176,135

	$301,755	$262,457

(1) Amounts reflect reclassifications to conform to current year presentation.

TABLE 6

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	For the Nine Months Ended September 30,
	2004	2003
Operating activities:
Net income	$20,745	$15,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,958	14,924
Restructuring adjustment	(407)	—
Amortization of deferred compensation, net of forfeitures	149	(40)
Other adjustments for non-cash items	901	608
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	7,424	15,443
Decrease in prepaid expenses and other current assets	926	1,399
Decrease in other assets	786	136
Decrease in accounts payable and accrued expenses	(3,464)	(21,034)
Decrease in purchase accounting restructuring accrual	(5,406)	(6,969)
Increase in income taxes payable	3,907	2,163
Decrease in accrued restructuring charge	—	(260)
Decrease in deferred revenue	(5,505)	(8,968)
Increase in other non-current liabilities	860	288

Net cash provided by operating activities	36,874	12,906

Investing activities:
Sales of short-term investments	—	1,294
Proceeds from sale leaseback transaction	2,162	—
Acquisitions, net of cash acquired	(7,312)	(53,161)
Purchases of property and equipment	(15,083)	(5,038)
Additions to capitalized software development costs	(4,087)	(2,362)
Other, net	—	(50)

Net cash used in investing activities	(24,320)	(59,317)

Financing activities:
Borrowings from line of credit	—	8,000
Repayments of line of credit	—	(8,000)
Repayments of long-term debt	(1,773)	—
Repayments of acquired loan	(624)	—
Payments on capital lease obligations	(829)	(469)
Issuance of common stock	6,249	4,458

Net cash provided by financing activities	3,023	3,989

Effect of foreign exchange rate changes on cash	152	287

Net increase (decrease) in cash and cash equivalents	15,729	(42,135)
Cash and cash equivalents, beginning of period	30,405	68,308

Cash and cash equivalents, end of period	$46,134	$26,173

TABLE 7

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	2004
	Actuals			Projections*		Full Year Projections*
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	2004	2005 (b)	2006 (b)	2007 (b)	2008 (b)	Thereafter (b)

Synavant Intangible Detail
Covenants not to compete	$263	$263	$263	$263	$1,052	$481	$—	$—	$—	$—
Backlog (a)	129	129	129	129	516	87	—	—	—	—
Pharbase Database	65	65	65	65	260	260	260	260	260	1,159
Customer relationships	112	112	112	112	448	446	446	446	446	3,328

Synavant Amortization Total	569	569	569	569	2,276	1,274	706	706	706	4,487

PharmaVision Amortization (c)	76	86	72	76	310	344	201	—	—	—

SAI Amortization	322	322	322	322	1,288	610	445	—	—	—
UTO Brain Amortization (c)	60	58	60	60	238	176	176	176	175	927
MDM Amortization	—	191	191	191	573	749	704	279	93	232

Total Amortization Expense	$1,027	$1,226	$1,214	$1,218	$4,685	$3,153	$2,232	$1,161	$974	$5,646

(a) Backlog is amortized as the backlog revenue is recognized.

(b) Amortization is calculated on a straight-line basis.

(c) Amortization expense will fluctuate based upon movements in foreign currency.

  * See “Forward-looking” statement included as part of this release.  It does not reflect or assume any additional acquisitions.